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                          Rule 424(b)(3)
                          Registration No. 33-60071

PRICING SUPPLEMENT NO. 44 DATED JANUARY 14, 1998 TO PROSPECTUS DATED JULY 14, 1995 AND PROSPECTUS SUPPLEMENT DATED JULY 19, 1995


                             SARA LEE CORPORATION
                         Medium-Term Notes, Series C
                                 (Fixed Rate)


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
Principal Amount:               $20,000,000                                                Issue Date:           January 20, 1998
Issue Price:                    99.620                                                     Stated Maturity:      January 20, 2005
Commission of Selling Agents:   NIL                                                        Specified Currency:   U.S. Dollars
Net Proceeds to Issuer:         $19,924,000                                                Form:                  X    Global
Interest Rate:                  5.95%                                                                            ---
Selling Agents:                 Lehman Brothers                                                                        Certificated
Trade Date:                     January 14, 1998                                                                 ----

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Interest Payment Dates:                                                                 Amortizing Notes:
X  As specified in Prospectus Supplement                                                      Yes
--                                                                                      ----
   Other (specify) _____________________                                                  X   No
--                                                                                      ----
Regular Record Date:                                                                     Each payment of principal of, and interest
X  As specified in Prospectus Supplement                                                on, the Notes will be made:
--
   Other (specify) _____________________                                                         Quarterly
--                                                                                      -------
Original Issue Discount Note:                                                             X     Semiannually
                                                                                        -------
   Yes  X No                                                                                    Other (specify) __________________
--     --                                                                               -------
Original Issue Discount ____________________%                                           Interest rate may be reset:   Yes  X  No
Yield to Maturity: ________________________%                                                                        --     --
                                                                                                Terms of reset:
Repurchase Price (for Discount Securities):                                             Redemption Information:

Other Provisions:                                                                       Repayment Information
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The aggregate principal amount of this offering is U.S. $20,000,000 and relates only to Pricing Supplement No. 44.  Medium-Term
Notes, Series C, may be issued by the Company in the aggregate principal amount of up to U.S. $500,000,000 or the equivalent in foreign currencies or foreign currency units.  To date, including this offering, an aggregate of U.S. $500,000,000 or the equivalent in foreign currency or foreign currency units of Medium-Term Notes, Series C, have been issued.
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        TYPE OF SALE:                                   IF PRINCIPAL TRANSACTION, REOFFERING AT:

     As Agent                          X  varying prices related to prevailing market prices at the time of resale
----                                  ---
 X   As Principal                         fixed number of offering prices of _______% of Principal Amount
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[Insert additional tax disclosure, if necessary]